SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) July 14, 1997



                      POPE, EVANS AND ROBBINS INCORPORATED
             (Exact name of registrant as specified in its charter)



              New York                                         1-8128
   (State or other jurisdiction of                      (Commission File No.)
          incorporation)


                 c/o Spilke Company, 111 West 40th Street, Room
                      1702, New York, NY 10018 (Address of
                     principal executive offices) (Zip Code)




       Registrant's telephone number, including area code: (212) 354-6373
                            ------------------------

ITEM 5.           Other Events

                  On July 14, 1997, the Registrant entered into an agreement with all of its known creditors to provide for the distribution of its remaining assets among those creditors in proportion to the agreed amounts of their claims. At that date, the Registrant's assets consisted of cash and other liquid assets of approximately $1,000,000 and improved real estate in Puerto Rico owned by a subsidiary. The agreed amount of the claims of its creditors was $59,097,450, primarily consisting of amounts owing to holders of its 7% Senior Notes ($49,066,687) and holders of its 13 1/2% Subordinated Debentures ($6,968,370).

                  On August 8, 1997, the Registrant made an initial distribution of $900,000 to the creditors, in proportion to their agreed claims. A further distribution of $250,000 was made on September 12, 1997. As of October 31, 1997, the Registrant retained cash and other liquid assets of less than $100,000 for payment of Registrant's expenses for taxes, professional and agents' fees and contingencies.

                  On August 25, 1997, the real estate in Puerto Rico was sold and the Registrant received net proceeds of approximately $230,000. Such proceeds were included in amounts distributed to the Registrant's creditors on September 12, 1997. The Registrant is in the process of completing its liquidation and liquidating its subsidiaries, all of which are inactive and have no assets or liabilities.

                  As previously announced, the Registrant ceased its business activities in late 1993, when the stock of its remaining operating subsidiary, Pat Fashions Industries, Inc. ("Pat Fashions"), was foreclosed upon by the persons from whom the Registrant had acquired such stock and to whom it had pledged the stock as security for payment of the purchase price. In a transaction resulting from such foreclosure, Madison Fashions, Inc. ("Madison") acquired 81% of the Pat Fashions stock from the foreclosing creditors and also obtained an option to acquire the remaining 19%. In exchange for notes issued to the Registrant in the Madison transaction, the Company received approximately 11% of the stock of The Furia Organization, Inc. ("Furia"). The Furia stock became worthless after Madison was merged into a subsidiary of Furia and Furia became unable to operate Pat Fashions and its other businesses successfully.

Item 7.           Financial Statement and Exhibits

                    (c)      Exhibits.

                             2.1 Agreement dated July 14, 1997 among the Registrant and its Creditors

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       POPE, EVANS AND ROBBINS INCORPORATED


                                       /s/   Harry Rabinowitz
                                      -------------------------------------
                                          Name: Harry Rabinowitz
                                          Title: President

Dated:            October 31, 1997